United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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21st CENTURY HOLDING COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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21st CENTURY HOLDING COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 13, 2011

To the Shareholders of 21st Century Holding Company:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of 21st Century Holding Company, a Florida corporation (the “Company”), will be held at our principal executive offices at 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida 33311, at 11:00 A.M., on September 13, 2011 for the following purposes:

1.	To elect two Class III directors, each for a term of three years;
2.	To ratify the appointment of DeMeo Young McGrath as the Company’s independent registered public accounting firm for the 2011 fiscal year; and
3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

           The Board of Directors has fixed the close of business on July 11, 2011 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible.  No postage is required if mailed in the United States.

By Order of the Board of Directors,

Rebecca L. Campillo, Secretary

Lauderdale Lakes, Florida
July 29, 2011

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

21st CENTURY HOLDING COMPANY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 13, 2011
____________

PROXY STATEMENT
____________

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors of 21st Century Holding Company of proxies to be voted at our 2011 Annual Meeting of Shareholders to be held on September 13, 2011, at 11:00 a.m. (Eastern Time) at the Company's principal executive offices located at 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, FL  33311 and at any postponement or adjournment thereof.    In this proxy statement, 21st Century Holding Company is referred to as the “Company,” “we,” “our” or “us.”

The approximate date that this proxy statement and the enclosed form of proxy are first being sent to our shareholders is July 29, 2011.  You should review the information provided in this proxy statement with our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is being delivered to shareholders simultaneously with this proxy statement.

Internet Availability of Proxy Materials

This year, we will be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this new process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about July 15, 2011, we will mail to many of our shareholders a Notice of Internet Availability of Proxy Materials ("Notice") containing instructions on how to access our proxy statement and the Form 10-K and vote electronically via the Internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials. We will not be mailing this Notice to shareholders who had previously elected either to receive notices, access our proxy materials and vote via the Internet or to receive paper copies of our proxy materials.

In addition, to ensure we achieve a quorum for the Annual Meeting and facilitate voting by our shareholders, we will mail paper copies of our proxy materials to beneficial holders of at least 5,000 shares of our common stock, to shareholders who have specifically requested receipt of paper copies of our proxy materials and registered holders.

Outstanding Securities and Voting Rights

Only holders of record of our common stock at the close of business on July 11, 2011, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 7,946,384 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Annual Meeting.

A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the nominees to the Board named herein and “FOR” Proposal 2 the ratification of DeMeo Young McGrath as our independent registered public accounting firm for the 2011 fiscal year. If, however, other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates in your name so that you appear as a shareholder on the records of our transfer agent, Registrar and Transfer Company, a proxy card for voting those shares will be included within this Proxy Statement. You may vote those shares by completing, signing and returning the proxy card in the enclosed envelope.

If you own shares in street name, meaning that your shares of common stock are held by a bank or brokerage firm, you will instead receive a voting instruction form with this Proxy Statement that you should use to instruct your bank or brokerage firm how to vote your shares.  As with a proxy card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided. Alternatively, if your bank or brokerage firm has arranged for Internet or telephonic voting of shares, you may vote by following the instructions for using those services on the voting instruction form.  If your bank or brokerage firm uses Broadridge Investor Communication Solutions, you may vote your shares via the Internet at www.proxyvote.com or by calling the telephone number on your voting instruction form.

Shares held in street name, in the absence of your instructions, may be voted by your broker only if your broker has discretionary authority to vote on the matter. Under Rule 452 of the New York Stock Exchange, your broker may cast a vote at this Annual Meeting only for Proposal 2, the ratification of our selection of independent auditors for the 2011 fiscal year, and may not vote for Proposal 1, the election of two nominees to our Board of Directors.  Therefore, it is important that all shareholders complete, sign and return their voting instruction form to their brokers as promptly as possible.  Any votes cast for Proposal Two by brokers pursuant to their discretionary authority will be counted as votes present at the Annual Meeting for purposes of determining whether a quorum is present.

All votes will be tabulated by the Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.  A list of the shareholders entitled to vote at the Annual Meeting will be available at the Company’s executive offices, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, FL  33311, for a period of ten (10) days prior to the Annual Meeting for examination by any shareholder.

Attendance and Voting at the Annual Meeting

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own common stock in street name, you may attend the Annual Meeting but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. If you have already voted prior to the Annual Meeting, you may nevertheless change or revoke your vote at the Annual Meeting in the manner described below.

Revocation

If you own common stock of record, you may revoke a previously granted proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Any shareholder owning common stock in street name may change or revoke previously granted voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

Costs of Mailing and Solicitation

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy will be borne by us.  In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

Adjournment or Postponement of the Annual Meeting

The Annual Meeting may be adjourned or postponed without notice other than by an announcement made at the Annual Meeting, if approved by the holders of a majority of the shares represented and entitled to vote at the Annual Meeting.  No proxies voted against approval of any of the proposals will be voted in favor of adjournment or postponement for the purpose of soliciting additional proxies.  If we postpone the Annual Meeting, we will issue a press release to announce the new date, time and location of the Annual Meeting.

BENEFICIAL SECURITY OWNERSHIP

The following table sets forth, as of July 11, 2011, information with respect to the beneficial ownership of our common stock by (i) each person who is known by us to beneficially own 5% or more of our outstanding common stock, (ii) each of our executive officers named in the Summary Compensation Table in the section “Executive Compensation,” (iii) each of our directors, and (iv) all directors and executive officers as a group.

As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the shares through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next sixty (60) days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights and the address for each person is c/o 21st Century Holding Company, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, FL 33311.

Name and Address of Beneficial Owner (1) Outstanding	Number of Shares Beneficially Owned	Percent of Class
Bruce F. Simberg (2)	256,496	3.22%
Richard W. Wilcox, Jr. (3)	141,250	1.77%
Carl Dorf (4)	138,288	1.74%
Michael H. Braun (5)	104,233	1.30%
Peter J. Prygelski, III (6)	43,533	*
Charles B. Hart, Jr. (7)	23,000	*
Jenifer G. Kimbrough (8)	4,910	*

All directors and executive officers as a group (seven (7) persons) (9)	711,710	8.71%

5% or greater holders:
Lloyd I. Miller, III (10)	775,809	9.80%
4550 Gordon Drive
Naples, FL 34102

Dimensional Fund Advisors LP (11)	560,183	7.05%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

The PNC Financial Services Group, Inc. (12)
PNC Bancorp, Inc.
PNC Bank, National Association	513,277	6.46%
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222

_________
*       Less than 1%.

(1)	Based on 7,946,384 shares outstanding as of July 11, 2011.

(2)	Includes 29,667 shares of common stock issuable upon the exercise of stock options held by Mr. Simberg.

(3)
Includes 3,000 shares of common stock held in Mr. Wilcox’s IRA, 40,000 shares of common stock held by Mr. Wilcox’s spouse and 23,000 shares of common stock issuable upon the exercise of stock options held by Mr. Wilcox.

(4)
Includes 59,624 shares of common stock held by Carl Dorf Rollover IRA, 54,164 shares of common stock held by Dorf Trust and 23,000 shares of common stock issuable upon the exercise of stock options held by Mr. Dorf.

(5)	Includes 86,333 shares of common stock issuable upon the exercise of stock options held by Mr. Braun.

(6)	Includes 4,000 shares of common stock held in Mr. Prygelski’s IRA and 38,533 shares of common stock issuable upon the exercise of stock options held by Mr. Prygelski.

(7)	Includes 23,000 shares of common stock issuable upon the exercise of stock options held by Mr. Hart.

(8)	Includes 4,000 shares of common stock issuable upon the exercise of stock options held by Ms. Kimbrough.

(9)	Includes 213,333 shares of common stock issuable upon the exercise of stock options.

(10)
Includes 525,277 shares of common stock that Lloyd I. Miller, III has shared voting and dispositive power as (i) an investment advisor to the trustee of a certain family trust and (ii) co-trustee of a certain trust.  This information is based on an Amendment No. 1 to Schedule 13G filed with the SEC on February 9, 2011.

(11)	This information is based on an Amendment No. 2 to Schedule 13G filed with the SEC on February 11, 2011.

(12)
Shares of common stock as to which shared investment and dispositive power are reported.  Held in trust accounts created by an Amended and Restated Trust Agreement dated September 20, 1983, in which Lloyd I Miller, Jr. was grantor and for which PNC Bank, National Association, serves as trustee.  This information is based on a Schedule 13G filed with the SEC on February 11, 2011.

PROPOSAL ONE:  ELECTION OF DIRECTORS

Our Articles of Incorporation provide that our Board of Directors consists of three classes of directors, as nearly equal in number as possible, designated Class I, Class II and Class III, and provides that the exact number of directors comprising our Board of Directors will be determined from time to time by resolution adopted by the Board.  At each annual meeting of shareholders, successors to the class of directors whose terms expire at that annual meeting are elected for a three-year term.

Our Board of Directors has established that our Board of Directors will consist of seven (7) members, consisting of three Class I directors, two Class II directors and two Class III Directors.  The current term of the Class I directors, Michael H. Braun, Peter J. Prygelski, III and Jenifer G. Kimbrough, terminates on the date of our 2013 Annual Meeting.  The current term of the Class II directors, Bruce F. Simberg and Richard W. Wilcox, Jr. terminates on the date of our 2012 annual meeting of shareholders.  The current term of the Class III directors, Carl Dorf and Charles B. Hart, Jr., terminates on September 13, 2011, the date of our 2011 Annual Meeting.  If elected at the 2011 Annual Meeting, Messrs. Dorf and Hart will serve as Class III directors until our 2014 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Pursuant to the Company’s bylaws, directors are elected by a plurality of votes cast.  Under Rule 452 of the New York Stock Exchange, brokers may not cast discretionary votes for directors without instructions from the beneficial owners; therefore, it is important that all shareholders complete, sign and return the voting instruction forms that they receive from their brokers as promptly as possible.  The two persons receiving the highest number of votes cast at the Annual Meeting will be elected as Class III directors.  In this election, which is not contested, a vote withheld as to one or more of the nominees being proposed for election to the Board will not be counted as votes cast for purposes of the election of directors at the Annual Meeting, but will be counted for purposes of determining the presence of a quorum.

While the Company’s directors are elected by plurality, the Company has a policy that should any nominee receive more votes “withheld” than “for” in an uncontested election, the director is required to promptly tender his or her resignation to the Board of Directors.  Upon receipt of a director’s resignation due to adherence to this policy, the remaining members of the Board shall promptly consider the resignation offer, and a range of possible responses based on the circumstances that led to the majority withheld vote, if known, and make a determination within 90 days following certification of the shareholder vote.  The Board will promptly disclose its decision-making process and decision regarding whether to accept the director's resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

Except as noted above, it is intended that shares represented by proxies will be voted for the nominees listed, each of whom is now a director of the Company. Messrs. Dorf and Hart have consented to continue to serve on our Board of Directors and the Board of Directors has no reason to believe that they will not serve if elected. However, if any of them should become unavailable to serve as a director, and if the Board has designed a substitute nominee, the persons named as proxies will vote for this substitute nominee.

Nominees for Re-election

The following provides information regarding the individuals recommended and nominated by the Board of Directors to serve as Class III directors of the Company, including each nominee’s respective age, principal occupation, business experience for at least the past five (5) years and directorships in other reporting companies:

Carl Dorf, age 70, was appointed to the Board of Directors in August 2001.  Since April 2001, Mr. Dorf has been the principal of Dorf Asset Management, LLC, and is responsible for all investment decisions made by that company.  From January 1991 to February 2001, Mr. Dorf served as the Fund Manager of ING Pilgrim Bank and Thrift Fund.  Prior to his experience at Pilgrim, Mr. Dorf was a principal in Dorf & Associates, an investment management company.  Mr. Dorf does not serve on the Board of Directors of any other SEC reporting company.

Mr. Dorf’s significant knowledge and experience in investments and financial instruments, in addition to his long tenure on the Board, is an important addition to the Board.

Charles B. Hart, Jr., age 72, was appointed to the Board of Directors in March 2002.  Mr. Hart has more than 40 years of experience in the insurance industry.   From 1973 to 1999, Mr. Hart served as President of Public Assurance Group and as General Manager of Operations for Bristol West Insurance Services.  Since 1999, Mr. Hart has acted as an insurance consultant.  Mr. Hart does not serve on the Board of Directors of any other SEC reporting company.

Mr. Hart brings to the Board his extensive operational and managerial experience in the insurance industry, as well as his significant historical knowledge of the Company.

Vote Required and Recommendation

The two nominees for election to the Board of Directors, as Class III directors, who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, shall be elected directors.  Shareholders do not have the right to cumulate their votes for directors.  In this non-contested election of directors, a vote withheld will have no effect on the outcome.  Under Rule 452 of the New York Stock Exchange, brokers may not cast discretionary votes for the election of directors without instructions from the beneficial owners of the shares.  The Board recommends that its shareholders vote “FOR” each of the nominees for director set forth above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to our executive officers and directors as of July 11, 2011:

Name	Age	Position with Company
Michael H. Braun	43	Chief Executive Officer, President, Class I Director

Peter J. Prygelski, III	42	Chief Financial Officer, Treasurer Class I Director

Bruce F. Simberg	62	Chairman, Class II Director

Richard W. Wilcox, Jr.	69	Class II Director

Carl Dorf	70	Class III Director

Charles B. Hart, Jr.	72	Class III Director

Jenifer G. Kimbrough	40	Class I Director

The business experience of Carl Dorf and Charles B. Hart, Jr., the two nominees to serve as Class III Directors, appears under the caption "Nominees for Re-election" beginning on page 5.

Michael H. Braun was appointed Chief Executive Officer of the Company in July 2008, President in June 2009, and elected to the Board of Directors in December 2005.   Previously, Mr. Braun was Chief Operating Officer, where he was responsible for the Company’s day-to-day operations and strategic product portfolio.  Mr. Braun has also served as President of Federated National Insurance Company (“Federated National”), a subsidiary of the Company, since September 2003, a position that he continues to hold.   Previously, he held key management positions within Federated National, responsible for operations, marketing and underwriting.  Prior to joining the Company, Mr. Braun was Managing Partner for an independent chain of insurance agencies, which was acquired by the Company in 1998.

Mr. Braun brings his long-standing senior management and operational experience with the Company, as well as his prior experience running a substantial Florida-based insurance agency business, to the Board.

Peter J. Prygelski, III was named Chief Financial Officer in June 2007 after serving as an independent director from January 2004 through June 2007.  Mr. Prygelski was re-nominated to the Board in June 2008 and has served as an inside director since that time.  Mr. Prygelski has spent his entire career in the financial services industry.  He spent 12 years at American Express in various capacities including; Director of Internal Audit and Assistant General Auditor of American Express Centurion Bank.  In this capacity Mr. Prygelski was responsible for the monitoring of internal controls for a bank with $45 billion in assets, and assessing and mitigating operational, reputational, regulatory and strategic risk.  After leaving American Express, he spent the next 3 years at Ernst & Young and Deloitte and Touche.  At both firms, Mr. Prygelski served as a senior manager responsible for growing the financial services practice in the southeast.  He managed teams that provided fortune 500 companies with consulting services in the following areas; Chief Financial Officer organization, internal audit, risk management, board of directors and corporate governance.

Mr. Prygelski’s extensive experience in auditing and accounting, both from the perspective of his role as the Company’s Chief Financial Officer and also based on his experience for “Big Four” international accounting firms, is considered to be a valuable addition to the Board.

Bruce F. Simberg has served as a Class II director of the Company since January 1998. Mr. Simberg has been a practicing attorney since October 1975, most recently as managing partner of Conroy, Simberg, Ganon, Krevans, Abel, Lurvey, Morrow & Schefer, P.A. (“Conroy Simberg”), a law firm in Ft. Lauderdale, Florida, since October 1979.  Mr. Simberg does not serve on the Board of Directors of any other SEC reporting company.

Mr. Simberg is the longest-tenured director and, as such, has significant historical knowledge and understanding of the Company’s development, as well as significant experience in litigation and risk assessment.

Richard W. Wilcox, Jr. has served as a director of the Company since January 2003.  Mr. Wilcox has been in the insurance industry for more than 40 years.  In 1963, Mr. Wilcox started an insurance agency that eventually developed into a business generating $10 million in annual revenue.  In 1991, Mr. Wilcox sold his agency to Hilb, Rogal and Hamilton Company (“HRH”) of Fort Lauderdale, for which he retained the position of President through 1998.  In 1998, HRH of Fort Lauderdale merged with Poe and Brown of Fort Lauderdale, and Mr. Wilcox served as the Vice President of Poe and Brown until 1999, when he retired.  Mr. Wilcox holds a Professional Director Certification from the American College of Corporate Directors, a national public company director education and credentialing organization.  Mr. Wilcox does not serve on the Board of Directors of any other SEC reporting company.

Mr. Wilcox’s extensive experience in the insurance industry, as well as his historical knowledge of the Company, is considered to be valuable expertise for the Board.

Jenifer G. Kimbrough has served as a director of the Company since April 2009.  Ms. Kimbrough has served as the Vice President of Compliance, Assurance and Process Improvement for Surgical Care Affiliates since March 2010, prior to which Ms. Kimbrough served as the Vice President of Assurance and Process Improvement. Prior to 2007, Ms. Kimbrough was the Senior Vice President of Investor Relations at Regions Financial Corporation.  From 1993 to 2003, Ms. Kimbrough served as an Audit Senior Manager at Ernst & Young LLP.  Ms. Kimbrough received her certification as a certified public accountant from the Alabama State Board of Public Accountancy in 1994.  Ms. Kimbrough is an active member of several societies, including: American Woman’s Society of CPAs, Institute of Internal Auditors, Alabama State Society of CPAs and American Institute of CPAs.  Additionally, she recently served on the AICPA Women’s Initiative Executive Committee and as National President of the AWSCPA.  Ms. Kimbrough does not serve on the Board of Directors of any other SEC reporting company.

The Board considered Ms Kimbrough’s experience as an outside auditor and accountant, as well as her operational and investor relations experience, to be valuable skills and an important addition to the Board.

Subsidiary Presidents

James Gordon Jennings, III (age 53) has served as the President of Assurance Managing General Agents, Inc. since May 2008 and as the Company’s Vice President of Risk Management since April 2008.  He was employed from 1990 through 2000 by American Vehicle, one of our wholly owned subsidiaries, where he was involved in all aspects of property and casualty insurance.  Mr. Jennings served as our Controller from May 2000 through August 2002, as our Chief Financial Officer from August 2002 through June 2007, and as our Chief Accounting Officer from June 2007 through March 2008.  Mr. Jennings, formerly a certified public accountant, also holds a Certificate in General Insurance and an Associate in Insurance Services as designated by the Insurance Institute of America.

C. Brian Turnau (age 44) has served as the President of Superior Adjusting, Inc. since July 2006.  Mr. Turnau served as the Litigation Manager of Superior from June 2000 until his promotion to President.  He has over 9 years experience in the insurance industry.  Prior to joining the Company, Mr. Turnau worked for private practice insurance defense litigation law firms for over fifteen years.  Mr. Turnau earned his Bachelor of Arts degree in History in 1989 from Washington and Lee University.  He currently serves on the Board of Directors of the Florida High School for Accelerated Learning, a nonprofit charter school that serves the needs of underprivileged students.

Christopher Clouse (age 43) has served as the President of Insure-Link, Inc. since its incorporation in March 2008.  Mr. Clouse has over 22 years of experience in the insurance industry and has maintained a Florida General Lines Insurance License since 1991.  He also carries a 2-14 Life including Variable Annuity License, 1-20 Florida Surplus Lines License and is an Accredited Advisor in Insurance (AAI) as designated by The Institutes.  Prior to joining the company Mr. Clouse served as an agent and/or managing agent for several private agencies with a primary focus on personal lines of insurance including homeowners, auto and flood insurance.

Stephen C. Young (age 36) has served as President of Federated Premium Finance, Inc., a wholly-owned subsidiary of the Company, from January 1998 through the present date and as the Company’s President from June 2007 through June 2009. Mr. Young has served as Vice President of Operations of the Company since June 2009, and previously from June 2006 through May 2007.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and certain changes in beneficial ownership with the SEC and to furnish us with copies of those reports. To our knowledge, based solely on a review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that during the year ended December 31, 2010, our officers, directors and greater than 10% shareholders timely filed all reports required by Section 16(a).

Corporate Governance

We have adopted a Code of Conduct for all employees, officers and directors of the Company.  A copy of our Code of Conduct policy is available on our web site at www.21stcenturyholding.com.

Leadership Structure and Risk Oversight

The Chairman of the Board presides at all meetings of the Board.  The Chairman is elected to serve by the directors. Currently, the offices of Chairman of the Board and Chief Executive Officer are separated.  The Chief Executive Officer and Chief Financial Officer currently serve as the only members of management on the Board.  Based on the current size, organizational structure and nature of operations of the Company, the Board believes that maintaining the separation of the offices of the Chairman of the Board and Chief Executive Officer is in the best interests of the Company.

The Company believes that its Board as a whole should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to the Company's operations and interests. The Company's policy is to have at least a majority of Directors qualify as "independent" under the listing and maintenance rules of The Nasdaq Stock Market (the “Nasdaq Rules”).  The Nominating Committee identifies candidates for election to the Board of Directors; reviews their skills, characteristics and experience; and recommends nominees for director to the Board for approval. The Nominating Committee's Charter provides that the Board of Directors as a whole should be diverse and consist of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise and local or community ties.  Minimum individual requirements include strength of character, mature judgment, familiarity with the Company's business and industry, independence of thought and an ability to work collegially.  The Board believes that the qualifications of the directors, as set forth in their biographies set forth above provides them with the qualifications and skills to serve as a director of our Company.

To facilitate the Board’s oversight functions and to take advantage of the knowledge and experience of its members, the Board has created several standing committees.  These committees, the Audit, Investment, Nominating, and Compensation Committees, allow regular risk oversight and monitoring, and deeper analysis of issues before the Board.  The Audit and Compensation committee structures also require committees to be comprised exclusively of independent directors.  The membership of the standing committees is reviewed from time to time, and specific committee assignments are proposed and appointed by the Board. In addition, among their other respective duties, the Board and Audit Committee each conduct an annual assessment to evaluate their effectiveness.

The Board’s role in connection with risk oversight is to oversee and monitor the management of risk practiced by the Company’s management in the performance of their duties.  The Board does this in a number of ways, principally through the oversight responsibility of committees of the Board, but also as part of the strategic planning process. For example, our Audit Committee oversees management of risks related to accounting, auditing and financial reporting and maintaining effective internal controls over financial reporting. Our Nominating Committee oversees risk associated with corporate governance and the Company’s code of conduct, including compliance with listing standards for independent directors and conflicts of interest.  Our Compensation Committee oversees the risk related to our executive compensation plans and arrangements.  Our Investment Committee oversees the risks related to managing our investment portfolio. The full Board receives reports on a regular basis regarding each committee’s oversight from the chairperson of each committee when reporting on their committee’s actions at regular Board meetings.

Meetings and Committees of the Board of Directors

During 2010, the Board of Directors held 5 regular meetings, 8 special meetings and took actions by written consent on 13 occasions. During 2010, no director attended fewer than 75% of the Board and committee meetings held during this period.  The Board of Directors encourages, but does not require, its directors to attend the Company’s annual meeting.  Last year, all seven of our directors attended our annual meeting.

The Board has determined that the following directors are independent pursuant to the Nasdaq Rules Carl Dorf, Charles B. Hart, Jr., Richard W. Wilcox, Jr., Bruce F. Simberg, and Jenifer G. Kimbrough.  In making the independence determination with respect to Mr. Simberg, the Board considered the fact that Conroy, Simberg had provided legal services to the Company during the past 15 years.  The legal services provided by Conroy Simberg during the past three (3) fiscal years do not, however, exceed the amounts set forth in Nasdaq Rule 4200(a)(15) and therefore the Board determined that Mr. Simberg qualifies as an independent director under Nasdaq Rule 4200(a)(15).

The standing committees of the Board of Directors in 2010 were the Audit Committee, the Compensation Committee, the Nominating Committee and the Investment Committee.  Charters for the Audit, Compensation and Nominating committees are available upon the Company’s website at www.21stcenturyholding.com.  The charter of each committee is also available in print to any shareholder who requests it from our Corporate Secretary.

Audit Committee

As of December 31, 2010, the Audit Committee was composed of Jenifer G. Kimbrough, who served as the Chairman of the Audit Committee, Richard W. Wilcox, Jr. and Carl Dorf.  Each member was determined to be independent as defined by the Nasdaq Rules and SEC rules for Audit Committee membership.  Ms. Kimbrough was designated as a “financial expert” as that term is defined in the applicable rules and regulations of the Exchange Act.  The Board determined that Ms. Kimbrough was a "financial expert" as defined in the applicable rules and regulations of the Exchange Act based on her understanding of generally accepted accounting principles (“GAAP”) and financial statements; her ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; her experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; her understanding of internal controls and procedures for financial reporting; and her understanding of audit committee functions.  The Audit Committee held 8 regular meetings in 2010.

Pursuant to its written charter, the duties and responsibilities of the Audit Committee include, but are not limited to, (a) the appointment of the independent certified public accountants and any termination of such engagement, (b) reviewing the plan and scope of independent audits, (c) reviewing significant accounting and reporting policies and operating controls, (d) having general responsibility for all related auditing and financial statement matters, and (e) reporting its recommendations and findings to the full Board of Directors.  The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Audit Committee at the next committee meeting.

The independent auditor must ensure that all audit and non-audit services have been approved by the Audit Committee.  The Chief Financial Officer is responsible for tracking all independent auditor fees against the budget for such services and reports at least annually to the Audit Committee.

Compensation Committee

As of December 31, 2010, the Company’s Compensation Committee was composed of Carl Dorf, Richard W. Wilcox, Jr., Bruce F. Simberg and Jenifer G. Kimbrough.  Each member is independent as defined by the Nasdaq Rules.  Mr. Wilcox currently serves as the Chairman.  The Compensation Committee performs the duties and responsibilities pursuant to its charter, which includes reviewing and approving the compensation of the Company's executive officers. During fiscal 2010, the Compensation Committee held 3 regular meetings and 2 special meetings.

Nominating Committee

As of December 31, 2010, the Company’s Nominating Committee was composed of Bruce F. Simberg, Carl Dorf, Richard W. Wilcox, Jr., and Jenifer G. Kimbrough.  Each member is independent as defined by the Nasdaq Rules.  Mr. Simberg serves as the Chairman.

The Nominating Committee will consider candidates for director who are recommended by its members, by other Board members and by management of the Company.  The Nominating Committee will consider nominees recommended by our shareholders if the shareholder submits the nomination in compliance with the advance notice, information and other requirements described in our bylaws and applicable securities laws.  The Nominating Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons.

While the Board does not have a formal diversity policy, it is the Board’s policy to identify qualified potential candidates without regard to any candidate’s race, color, disability, gender, national origin, religion or creed.  In recommending proposed nominees to the full Board, the Nominating Committee is charged with building and maintaining a Board that has an ideal mix of talent and experience to achieve the Company’s business objectives.  In particular, the Nominating Committee considers all aspects of a candidate’s qualifications in the context of the needs of the Company at that point in time with a view to creating a Board with a diversity of experience and perspectives.  Among the qualifications, qualities and skills of a candidate considered important by the Nominating Committee is a person with strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially.

Shareholders who wish to recommend nominees to the Nominating Committee should submit their recommendation in writing to the Secretary of the Company at its executive offices pursuant to the requirements contained in Article III, Section 13 of the Company’s Bylaws.  This section provides that the notice shall include: (a)  as to each person who the shareholder proposed to nominate for election, (i) name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, (iv) the consent of each nominee to serve as a director of the Company if so elected and (v) any other information relating to the person that is required to be disclosed in solicitation for proxies for the election of directors pursuant to Rule 14A under the Exchange Act; and (b) as to the shareholder giving the notice, the name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder.  The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

Investment Committee

As of December 31, 2010, the Company’s Investment Committee was composed of Peter J. Prygelski, III, Bruce F. Simberg, Carl Dorf and Charles B. Hart, Jr.  Mr. Dorf serves as the Chairman.  The Investment Committee manages our investment portfolio pursuant to its adopted Investment Policy Statement. During fiscal 2010, the Investment Committee held 5 regular meetings, 5 special meetings and acted 4 times by written consent.

REPORT OF THE AUDIT COMMITTEE

This report shall not be deemed incorporated by reference by a general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee hereby reports as follows:

1.           The Audit Committee has reviewed and discussed the audited financial statements with our management.

2.           The Audit Committee has discussed with DeMeo, Young, McGrath (“DeMeo”), our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1, AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3.           The Audit Committee has received the written disclosures and the letter from DeMeo required by applicable requirements of the PCAOB regarding DeMeo's communications with the Audit Committee concerning independence, and has discussed with DeMeo its independence;

4.           Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

Audit Committee Report for the Year Ended December 31, 2010
Respectfully Submitted
July 11, 2011
/s/ Jenifer G. Kimbrough, Chairman
/s/ Carl Dorf
/s/ Richard W. Wilcox, Jr.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Philosophy of the Compensation Program

The Compensation Committee of the Board has the responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy.  With respect to executive compensation, the primary goal of the Compensation Committee is to attract and retain the most qualified, knowledgeable, dedicated and seasoned executives possible, to reward them for their contributions to the development of our business and to align the executives’ incentives with shareholder value creation.

The Compensation Committee evaluates individual executive performance with a goal of setting compensation at levels the committee believes are comparable with executives in other companies of similar size and stage of development operating in the insurance industry while taking into account our relative performance and our own strategic goals.

The Compensation Committee conducts an annual benchmark review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. This review is based on a survey of executive compensation paid by various comparable publicly traded property and casualty insurance companies as reported in each company’s proxy statement, including Affirmative Insurance Holdings, Inc. (NASDAQ:  AFFM), American Safety Insurance Holdings, Ltd. (NYSE:  ASI), , Homeowners Choice, Inc. (NASDAQ:  HCII), , United Insurance Holdings Corp. (OTCBB: UIHC.OB) and Universal Insurance Holdings, Inc. (AMEX: UVE).  In addition, the Compensation Committee may compare the executive compensation paid by companies that were recently publicly traded, such as Gainsco, Inc. and Mercer Insurance Group, Inc.

The Compensation Committee has not retained a compensation consultant to review our policies and procedures with respect to executive compensation.

Throughout this proxy statement, the individuals who served as our Chief Executive Officer and President and our Chief Financial Officer during fiscal 2010, are included in the Summary Compensation Table below and referred to as the “Named Executive Officers.”

Elements of Compensation

Executive compensation consists of following elements:

Base Salary.  Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that executive base salaries should be targeted slightly lower than the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies. This belief may change over time.  Base salaries are reviewed annually, as part of the Company’s review process, and are adjusted from time to time after taking into account a number of factors, including each executive’s level of responsibility, level of performance during the past fiscal year (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Company goals, and our historical compensation levels.  We believe in supplementing these salaries with stock options to reward both shareholders and management if the Company does well and the stock responds accordingly.

During fiscal 2010, our executive officers were Michael H. Braun, Chief Executive Officer and President, and Peter J. Prygelski, III, Chief Financial Officer.  The salary levels for Michael H. Braun and Peter J. Prygelski, III are determined by the terms set forth in their respective employment agreements.  Under these agreements, the Compensation Committee is allowed to make discretionary increases in the executives’ base salaries, as it determines appropriate.

Bonus Plan

Long-Term Incentive/Options Program.  We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock-based awards. Our stock option plans have been established to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our shareholders. The Compensation Committee believes that the use of stock-based awards offers an additional method to achieving our compensation goals.  Our stock compensation plans have provided the principal method for our executive officers to acquire equity or equity-linked interests in our company without the adoption of stock ownership guidelines.  We expect to continue to provide a portion of total compensation to our executives through our stock option plans rather than through additional cash-based compensation.

Our 2002 Stock Option Plan (and 1998 Stock Option Plan prior to its expiration in 2008) authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants. Our Compensation Committee is the administrator of the stock option plans.  The Compensation Committee reviews and approves stock option awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, and retention considerations, as well as a review of the individual’s existing share and option holdings. Periodic stock option grants are made at the discretion of the Compensation Committee and/or executive management members, who have been granted limited authority by the Compensation Committee.

Stock options granted by the Company have an exercise price equal to or greater than the fair market value of our common stock on the day of grant, typically vest 20% per annum based upon continued employment over a five-year period, and generally expire six or ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.

The Compensation Committee authorized the grant of 15,000 stock options to each of Messrs. Braun and Prygelski, at an exercise price of $4.36 per share on March 3, 2010, which is equal to the fair market value of the Company’s common stock on the date of grant, vesting 20% per year beginning on March 3, 2011 and expiring on March 3, 2020.

The Compensation Committee did not establish a formula when determining the 2010 option grant and has not established a formula for future grants.  Instead, the Compensation Committee will weigh various factors, including the Company’s results of operations, the market prices for the Company’s common stock and the compensation paid to the particular executive officer when determining future option grants.

Discretionary Annual Bonus.  The Compensation Committee has the authority to award discretionary annual bonuses to our Named Executive Officers.  During fiscal 2010, the Compensation Committee awarded discretionary annual bonus of $12,000 to Mr. Braun and $10,000 to Mr. Prygelski for their performances for the year ended December 31, 2009.  The Compensation Committee may elect to continue to award such bonuses in the future.

Performance Based Bonus.  The Compensation Committee determined to award performance-based bonuses to our Named Executive Officers for the year ended December 31, 2010.  The performance-based bonuses are based on annual performance goals set for each Named Executive Officer, up to a maximum potential bonus of 75% of his annual salary.  Each goal is set with a specific weight towards the maximum potential bonus.

The Compensation Committee reviewed the results of the performance goals for fiscal year 2010 and determined that Mr. Braun was entitled to 5% of his target performance bonus or $8,850.  Mr. Prygelski was entitled to 20% of his target performance bonus or $29,700.  Payment of each of these bonuses was deferred.

Employee Benefit Plans.  Our employees, including our Named Executive Officers, are entitled to various employee benefits. These benefits include the following: medical and dental care plans; flexible benefit accounts; life, accidental death and dismemberment and disability insurance; a 401(k) plan; and paid time off.

Under our 401(k) plan, we may elect to match contributions made by participants.  Through December 31, 2010; the Company matched 50% of the first 6% of a participant’s elective contributions.  Effective January 1, 2011, the Board of Directors approved an amendment to our 401(k) plan to be a qualified automatic contribution arrangement with an employer match of 100% of the first 1% of elective contributions and an employer match of 50% of the next 2% to 6% of elective contributions.

Other Compensation.  At the present time, we do not offer pension benefits or, except as described above, other forms of deferred compensation plans.  The Compensation Committee reviews the overall employment packages and benefits offered to the Company’s executive officers.  Consistent with our compensation philosophy, we intend to continue to maintain our current benefits and perquisites for our executive officers; however, the Compensation Committee, at its discretion, may revise, amend or add to the officers’ executive benefits and perquisites, if it deems it advisable.

We believe these benefits and perquisites are currently lower than median competitive levels for comparable companies.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Report
Respectfully Submitted
July 11, 2011
/s/ Richard W. Wilcox, Jr., Chairman
/s/ Carl Dorf
/s/ Bruce F. Simberg
/s/ Jenifer G. Kimbrough
/s/ Charles B. Hart, Jr.

Summary Compensation Table

The following Summary Compensation table sets forth information regarding compensation earned by, awarded to or paid to our Chief Executive Officer and President, Chief Financial Officer, as well as our former President, for the year ended December 31, 2010.  We refer to these officers as our Named Executive Officers in other parts of this Form 10-K.  We currently do not have any other individual employee of the Company designated as an executive officer.

SUMMARY COMPENSATION

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total
Michael H. Braun	2010	$229,824	$0	--	$27,179	--	--	$28,009	$285,012
Chief Executive Officer, President (4)	2009	$214,000	$12,500	--	$24,444	--	--	$17,601	$268,545
Peter J. Prygelski, III	2010	$192,946	$0	--	$27,179	--	--	$31,782	$251,907
Chief Financial Officer, Treasurer (5)	2009	$180,000	$10,500	--	$0	--	--	$25,727	$216,227

(1)	The Compensation Committee approved a $22,000 increase in the annual salary payable Mr. Braun and an $18,000 increase in the annual salary payable to Mr. Prygelski in March 2010.
(2)
This amount reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.    Assumptions used in the calculation of this amount are included in footnote 15 to the Company’s audited financial statements for fiscal years ended December 31, 2010 and December 31, 2009, respectively.

(3)	See table "All Other Compensation" for an itemized disclosure of this element of compensation.
(4)
Mr. Braun has served as our Chief Executive Officer since July 1, 2008, President since June 2, 2009, President of Federated National Insurance Company since September 2003 and the President of American Vehicle Insurance Company since December 2010.

(5)
Mr. Prygelski has served as our Chief Financial Officer since June 25, 2007 and Treasurer since February 20, 2008.  Prior to this time, he served as an outside director of the Company from January 2004 through June 25, 2007.

ALL OTHER COMPENSATION

Name	Year	Auto	Club Member Fees	Insurance Benefits (1)	Contribution to 401(k) (2)	All Other Compensation	Total
Michael H. Braun	2010	$9,750	--	$12,386	$5,873		$28,009
	2009	$8,853	--	$2,128	$6,620		$17,601
Peter J. Prygelski, III	2010	$6,000	$5,351	$14,536	$5,895		$31,782
	2009	$6,000	$8,575	$5,280	$5,872		$25,727

(1)	Represents premiums for life, medical and dental insurance.
(2)	Represents matching contributions made by the Company to the Named Executive Officer's 401(k) plan.

Employment Agreements

Michael H. Braun

We entered into an amended and restated employment agreement with Michael H. Braun, the Company’s Chief Executive Officer and President, effective as of June 22, 2009.  Under his agreement, Mr. Braun is entitled to receive an annual salary, which is currently $236,000, and a $500 monthly automobile allowance.  The employment agreement is effective through July 1, 2012.  Mr. Braun is also entitled to receive such bonuses and increases as may be awarded by the Board of Directors.  It also contains customary confidentiality and non-solicitation provisions.  If Mr. Braun’s employment with the Company is terminated, he is entitled to certain payments set forth in “Potential Payments on Termination or Change of Control” below.

Peter J. Prygelski, III

We entered into an amended and restated employment agreement with Peter J. Prygelski, III, the Company’s Chief Financial Officer and Treasurer, effective as of June 22, 2009.  Under his agreement, Mr. Prygelski is entitled to receive an annual salary, which is currently $198,000, and a $500 monthly automobile allowance.  The amended and restated employment agreement is effective through July 1, 2012, which was amended from the original employment agreement date effective through June 25, 2010.  Mr. Prygelski is also entitled to receive such bonuses and increases as may be awarded by the Board of Directors.  If Mr. Prygelski’s employment with the Company is terminated, he is entitled to certain payments set forth in “Potential Payments on Termination or Change of Control” below.

In addition to their employment agreements described above, and as a condition to Messrs. Braun and Prygelski’s entitlement to receive the base salary amounts and equity award acceleration described in this Proxy Statement, each is bound by the terms of his non-competition agreement  This agreement prohibits each of Messrs. Braun and Prygelski from working in the insurance industry in any territories where the Company has been doing business for a period of one year from the date on which he terminates employment with the Company for any reason (other than without cause).  For a period of one year after his employment is terminated, he is also prohibited from soliciting directly for himself or for any third person any employees or former employees of the Company, unless the employees have not been employed by the Company for a period in excess of six months and from disclosing any confidential information that he learned about the Company during his employment.

Grants of Plan Based Awards

The following Grants of Plan-Based Awards table provides information regarding stock options granted to Named Executive Officers during 2010:

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	All Other Option Awards Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(1)
Michael H. Braun	03/03/2010	15,000	$4.36	$27,178.50
Peter J. Prygelski, III	03/03/2010	15,000	$4.36	$27,178.50

(1)
This amount reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.    Assumptions used in the calculation of this amount are included in footnote 15 to the Company’s audited financial statements for fiscal year ended December 31, 2010.

All grants of stock options referenced in the above table were made under the 2002 Stock Option Plan.

1998 Stock Option Plan and 2002 Stock Option Plan

Our 1998 Stock Option Plan (the “1998 Plan”) and 2002 Stock Option Plan (“the 2002 Plan”), (collectively the “Option Plans”) are administered by the Compensation Committee. The objectives of the Option Plans include attracting, motivating and retaining key personnel and promoting our success by linking the interests of our employees, directors and consultants with our success.

The Option Plans permit the granting of incentive stock options, which are options that comply with the requirements of Section 422 of the Internal Revenue Code, and non-statutory options that do not meet the requirements of Section 422.  Incentive stock options may only be granted to our employees.  Non-statutory stock options may be granted to anyone who is eligible to participate in the plan and provides valuable service to the company, including employees, directors, and consultants.  Both incentive stock options and non-statutory stock options have been granted under the Option Plans.

Options Available for Issuance
There were 900,000 shares of common stock authorized for issuance upon exercise of options granted under the 1998 Plan and 1,800,000 under the 2002 Plan. As of December 31, 2010, we did not have any options available for grant under the 1998 Plan and 230,348 options were available for grant under the 2002 Plan, respectively. The options to be delivered under the Plans will be made available, at the discretion of the Compensation Committee, from authorized but unissued shares or outstanding options that expire or are cancelled. If shares covered by an option cease to be issuable for any reason, such number of shares will no longer count against the shares authorized under the plan and may again be granted under the plan.

Term of Options
The term of each option granted to our officers and employees is currently ten (10) years, although certain persons, including our directors, may receive grants of options with less than a ten (10) year term.  Prior to the amendment of our 2002 Plan at the 2009 annual shareholders’ meeting, the term of options granted was typically six (6) years from the date of the grant.

Vesting Schedule
Options granted under our Option Plans, unless waived or modified in a particular option agreement or by action of the Compensation Committee, typically vest according to the following schedule:

Vesting Schedule
From the Grant Date	Portion of Grant Vested
Less than 1 year	0%
1 year	20%
2 years	40%
3 years	60%
4 years	80%
5 years	100%

Options granted under the Option Plans require that the recipient of a grant be continuously employed or otherwise provide services to us or our subsidiaries. Failure to be continuously employed or in another service relationship, generally results in the forfeiture of options not vested at the time the employment or other service relationship ends. Termination of a recipient’s employment or other service relationship for cause generally results in the forfeiture of all of the recipients unexercised options.

Adjustments in Our Capital Structure
The number and kind of shares available for grants under our Option Plans and any outstanding options under the plans, as well as the exercise price of outstanding options, will be subject to adjustment by the Compensation Committee in the event of any merger, consolidation, reorganization, stock split, stock dividend or other event causing a capital adjustment affecting the number of outstanding shares of common stock.  In the event of a business combination or in the event of a sale of all or substantially all of our assets, the Compensation Committee may cash out some or all of the unexercised, vested options under the plan, or allow some or all of the options to remain outstanding, subject to certain conditions. Unless otherwise provided in individual option agreements, the vesting of outstanding options will not accelerate in connection with a business combination or in the event of a sale of all or substantially all of our assets.

Administration
The Compensation Committee has full discretionary authority to determine all matters relating to options granted under the Option Plans. The Compensation Committee has granted limited authority to executive management members to grant options to eligible individuals.

The Compensation Committee has the authority to determine the persons eligible to receive options, the number of shares subject to each option, the exercise price of each option, any vesting schedule, any acceleration of the vesting schedule and any extension of the exercise period.

Amendment and Termination
Our Board of Directors has authority to suspend, amend or terminate the plans, except as would adversely affect participants rights to outstanding awards without their consent. As the plan administrator, our Compensation Committee has the authority to interpret the plans and options granted under the Option Plans and to make all other determinations necessary or advisable for plan administration.

Outstanding Equity Awards at Fiscal Year-End; Option Exercises and Stock Vested

The following Outstanding Equity Awards at Fiscal Year-End table summarizes the holdings held by our Chief Executive Officer and President, and Chief Financial Officer for the year ended December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Michael H. Braun	5,000	0	16.00	09/14/2011
	20,000	0	15.79	12/05/2011
	3,000	2,000	16.59	10/25/2013	(1)
	12,000	8,000	14.36	11/08/2013	(2)
	300	200	13.17	12/06/2013	(3)
	1,800	2,700	12.58	01/30/2014	(4)
	16,000	24,000	8.32	07/01/2014	(5)
	333	167	4.59	12/12/2018	(6)
	8,000	32,000	4.73	01/02/2015	(7)
	0	15,000	4.36	03/03/2020	(8)
Peter J. Prygelski, III	10,000	0	15.79	12/05/2011
	12,000	8,000	11.11	06/25/2013	(9)
	300	200	13.17	12/06/2013	(3)
	1,800	2,700	12.58	01/30/2014	(4)
	4,000	6,000	8.32	07/01/2014	(5)
	333	167	4.59	12/12/2014	(6)
	0	15,000	4.36	03/03/2020	(8)

(1)	Options vested as to 60% of the underlying shares on December 31, 2010, the remaining 40% vest as follows: 20% on 10/25/2011 and 20% on 10/25/2012.
(2)	Options vested as to 60% of the underlying shares on December 31, 2010, the remaining 40% vest as follows: 20% on 11/8/2010 and 20% on 11/8/2011.

(3)	Options vested as to 60% of the underlying shares on December 31, 2010, the remaining 40% vest as follows: 20% on 12/6/2011 and 20% on 12/6/2012.
(4)	Options vested as to 40% of the underlying shares on December 31, 2010, the remaining 60% vest as follows: 20% on 1/30/2011, 20% on 1/30/2012 and 20% on 1/30/2013.
(5)	Options vested as to 40% of the underlying shares on December 31, 2010, the remaining 60% vest as follows: 20% on 7/1/2011, 20% on 7/1/2012 and 20% on 7/1/2013.
(6)	Options vested as to 66 2/3% of the underlying shares on December 31, 2010, the remaining 33 1/3% vest as follows: 33 1/3% on 12/12/2011.
(7)	Options vested as to 20% of the underlying shares on December 31, 2010, the remaining 80% vest as follows: 20% on 1/2/2011, 20% on 1/2/2012, 20% on 1/2/2013 and 20% on 1/2/2014.
(8)	Options vested as to 0% of the underlying shares on December 31, 2010, the remaining 100% vest as follows: 20% on 3/3/2011, 20% on 3/3/2012, 20% on 3/3/2013, 20% on 3/3/2014 and 20% on 3/3/2015.
(9)	Options vested as to 60% of the underlying shares on December 31, 2010, the remaining 40% vest as follows: 20% on 6/25/2011 and 20% on 6/15/2012.

Option Exercises and Stock Vested

None of our Named Executive Officers have exercised stock options during the year ended December 31, 2010.  None of our Named Executive Officers have been granted stock awards or other similar instruments and therefore, have not exercised nor been vested in these instruments of compensation.

Potential Payments Upon Termination or Change in Control

The following table below illustrates the potential payouts to each Named Executive Officer employed by the Company in an officer capacity as of December 31, 2010, under each of the various separation situations.

Executive Benefits and Payments Upon Termination	Voluntary Termination	For Good Reason Termination	Involuntary Not for Cause Termination (1)	Death	Disability	Change in Control (1)(2)
Michael H. Braun	$0	$0	$472,000	$0	$0	$496,720
Peter J. Prygelski, III	$0	$0	$396,000	$0	$0	$425,020

(1)
All amounts are calculated using the Executive's base salary as of December 31, 2010 and the value of unvested options which were accelerated as of the termination date   It has been the Company's practice, if an Executive is terminated without cause, to accelerate any unvested options and the value of these accelerated options for Executive as of the termination date was $0.

(2)
If a change in control occurs (as described in his employment agreement) and the Executive is terminated during the remaining term of his employment agreement, he will receive the severance payment set forth in this table.  Includes the value of vested stock options which were accelerated as of the termination date, actual bonus earned in the fiscal year preceding the termination and a medical insurance premium payment equal to two years premium at the rate paid by the Company for such coverage as of the termination date.

Restrictive Covenant Agreements

As a condition to Messrs. Braun and Prygelski’s entitlement to receive the base salary amounts and equity award acceleration referenced in the tables above, each is bound by the terms of an agreement that sets forth certain restrictive covenants.  Pursuant to the non-competition provisions of these agreements, each are prohibited from working in the insurance industry in any territories where the Company has been doing business for a period of one (1) year from the date on which he terminates employment with the Company for any reason (other than without cause).  For a period of one (1) year after his employment is terminated, he is also prohibited from soliciting directly for himself or for any third person any employees or former employees of the Company, unless the employees have not been employed by the Company for a period in excess of six (6) months, and from disclosing any confidential information that he learned about the Company during his employment.

Nonqualified Deferred Compensation

None of our Named Executive Officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee, which will be comprised solely of outside directors as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Director Compensation

During 2010, we had five (5) non-employee directors that qualified for compensation. Non-employee directors receive an initial stock option grant upon appointment to the board of directors and subsequent option grants as may be granted at the discretion of the Compensation Committee. In addition, non-employee directors receive annual cash compensation, perquisites as approved by the Compensation Committee and reimbursement of actual out-of-pocket expenses. Beginning in 2006, in lieu of per meeting directors’ fees, the non-employee directors began to receive an annual retainer of $40,000, payable in quarterly installments of $10,000 in January, April, July and October.  Directors who are also employees do not receive this compensation. Directors have not previously been given the option to be compensated in stock in lieu of cash, but may be given such option in the future at the discretion of the Compensation Committee.

We also grant options to our outside directors as part of their compensation.  In January 2009, we granted 15,000 options to each of our non-employee directors under our 2002 Plan and 10,000 additional options to the non-employee director serving as the Company’s Chairman.  The options vest 33 1/3% per year beginning on January 2, 2010 and expire in six (6) years on January 2, 2015.  In April 2009, we granted 10,000 options to a new non-employee director under our 2002 Plan.  The options vest 20% per year beginning on April 1, 2010 and expire in six (6) years on April 1, 2015.  No stock options were granted to any non-employee director in 2010.

The following Non-Employee Directors’ Compensation Summary table sets forth information regarding the compensation we paid to our non-employee directors from January 1, 2010 to December 31, 2010.

NON-EMPLOYEE DIRECTORS' COMPENSATION SUMMARY

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation		Total
Carl Dorf	$40,000	--	--	--	--	--		$40,000
Charles B. Hart, Jr.	$40,000	--	--	--	--	$11,349	(1)	$51,349
Bruce F. Simberg	$40,000	--	--	--	--	--		$40,000
Richard W. Wilcox, Jr.	$40,000	--	--	--	--	$4,249	(2)	$44,249
Jenifer G. Kimbrough	$40,000	--	--	--	--	--		$40,000

1.	Includes $3,749 paid for country club membership and $7,600 for events attended by director and/or family in 2010.
2.	Includes $3,749 paid for country club membership and $800 for events attended by director and/or family in 2010.
3.	The following table provides certain additional information concerning the option awards of our non-employee directors for fiscal 2010:

Name	Total Stock Option Awards Outstanding at 2010 Fiscal Year End (Shares)		Option Awards Granted During Fiscal Year 2010(a) (Shares)	Grant Date Fair Value of Option Awards Granted During Fiscal Year 2009 ($)
Carl Dorf	30,000	(a)	--	--
Charles B. Hart, Jr.	30,000	(a)	--	--
Bruce F. Simberg	40,000	(b)	--	--
Richard W. Wilcox, Jr.	30,000	(a)	--	--
Jenifer G. Kimbrough	10,000	(c)	--	--

(a)
Includes 10,000 options granted on 12/5/2005 with an exercise price of $15.79, vest 20% per year, and expire on 12/5/2011; 500 options granted on 12/6/2007 with an exercise price of $13.17, vest 20% per year, and expire on 12/6/2013; 4,500 options granted on 1/30/2008 with an exercise price of $12.58, vest 20% per year and expire on 1/30/2014; and 15,000 options granted on 1/2/2009 with an exercise price of $4.73, vest 33 1/3% per year and expire on 1/2/2015.

(b)
Includes 10,000 options granted on 12/5/2005 with an exercise price of $15.79, vest 20% per year, and expire on 12/5/2011; 500 options granted on 12/6/2007 with an exercise price of $13.17, vest 20% per year, and expire on 12/6/2013; 4,500 options granted on 1/30/2008 with an exercise price of $12.58, vest 20% per year and expire on 1/30/2014; and 25,000 options granted on 1/2/2009 with an exercise price of $4.73, vest 33 1/3% per year and expire on 1/2/2015.

(c)	Includes 10,000 options granted on 4/1/2009 with an exercise price of $3.30, vest 20% per year and expire on 4/1/2015.

 COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

During fiscal 2010, the Compensation Committee was responsible for overseeing executive compensation. The members of the Compensation Committee as of December 31, 2010 were Carl Dorf, Richard W. Wilcox, Jr., Bruce F. Simberg and Jenifer G. Kimbrough.  No member of the Compensation Committee was at any time during fiscal 2010 or at any other time an officer or employee of the Company.  Except for Bruce Simberg, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or the Compensation Committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee of the Company during fiscal 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Family Relationships

There are no family relationships between or among our current executive officers and directors.

Related Transactions

The following is a summary of transactions during 2009 and 2010 between the Company and its executive officers, directors, nominees, principal shareholders and other related parties involving amounts in excess of $120,000 or that the Company has chosen to voluntarily disclose.

Bruce F. Simberg, a director, is a partner of the Fort Lauderdale, Florida law firm of Conroy, Simberg, which renders legal services to the Company.  The Company paid legal fees to Conroy, Simberg for services rendered in the amount of approximately $89,645 and $39,604 in 2009 and 2010, respectively.  We believe that the fees charged for services provided by Conroy, Simberg are on terms at least as favorable as those that we could secure from a non-affiliated law firm.

During 2009 and 2010, Michael H. Braun, the Company’s Chief Executive Officer and President, received the compensation described in "Executive Compensation" on pages 125 through 130 of this Form 10-K.  Mr. Braun’s brother received salary compensation of $123,192 and $127,308 for his services as the Vice President of Accounting and Finance in 2009 and 2010, respectively; and Mr. Braun’s sister received salary compensation of $65,238 and $54,715 for her services as a marketing representative in 2009 and 2010, respectively.  We believe that the compensation provided to these individuals is comparable to that paid by other companies in our industry and market for similar positions.

We have adopted a written policy that any transactions between the Company and executive officers, directors, principal shareholders or their affiliates take place on an arm’s-length basis and require the approval of a majority of our independent directors, as defined in the Nasdaq Rules.

The Board has determined that the following directors are independent pursuant to the Nasdaq Rules:  Carl Dorf, Charles B. Hart, Jr., Richard W. Wilcox, Jr., Bruce F. Simberg, and Jenifer G. Kimbrough.  In making the independence determination with respect to Mr. Simberg, the Board considered the fact that Conroy Simberg has provided legal services to the Company during the past 15 years.   Nevertheless, the fees paid by the Company in connection with the legal services provided by Conroy Simberg during the past three (3) fiscal years do not exceed the amounts set forth in Nasdaq Rule 5605(a)(2)(D) and, therefore, the Board has determined that  Mr. Simberg qualifies as an independent director under Nasdaq Rule 5605(a)(2).

PROPOSAL TWO:  RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has selected DeMeo Young McGrath (“DeMeo”) as the independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the 2011 fiscal year. We are asking the shareholders to ratify this selection.  Representatives of DeMeo will be present at the Meeting, will have the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

Our Audit Committee requires that management obtain the prior approval of the Audit Committee for all audit and permissible non-audit services to be provided by DeMeo.  The Audit Committee considers and approves at each meeting, as needed, anticipated audit and permissible non-audit services to be provided by DeMeo during the year and estimated fees.  The Audit Committee Chairman may approve permissible non-audit services with subsequent notification to the full Audit Committee.  All services rendered to us by DeMeo in 2010 were pre-approved in accordance with these procedures.

DeMeo has served as the Company’s independent auditors for each fiscal year since 2002.  DeMeo has advised the Company that neither it, nor any of its members, has any direct financial interest in the Company as a promoter, underwriter, voting trustee, director, officer, employee or shareholder.  All professional services rendered by DeMeo during the fiscal year ended December 31, 2010 were furnished at customary rates.

The following table shows fees that we paid (or accrued) for professional services rendered by DeMeo for fiscal 2010 and 2009.

	Fiscal 2010	Fiscal 2009

Audit Fees (1)	$438,696	$404,701
Audit-Related Fees (2)	$12,111	$13,815
Tax Fees (3)	$0	$22,245

Total	$450,807	$440,761
_________________

(1)
Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)	Audit-related fees consisted primarily of audits of employee benefit plans and special procedures related to regulatory filings in 2010.
(3)	Tax fees consisted primarily of assistance with tax compliance and reporting.

Vote Required and Recommendation

The ratification of the selection of DeMeo Young McGrath as our independent certified public accountants for the 2011 fiscal year requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting.  Abstentions will be counted as present at the Annual Meeting for purposes of this matter and will have the effect of a vote against the ratification of the appointment of DeMeo Young McGrath as independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DEMEO YOUNG MCGRATH AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2011 FISCAL YEAR.

SHAREHOLDER MATTERS

Shareholder Communications with the Board

Any shareholder may communicate by mail with the Board or individual directors c/o Corporate Secretary, 21st Century Holding Company, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, FL 33311 or via our website at www.21stcenturyholding.com.  The Board has instructed the Corporate Secretary to review this correspondence and determine, in his or her discretion, whether matters submitted are appropriate for Board consideration.  The Corporate Secretary may also forward certain communications elsewhere in the Company for review and possible response.  In particular, communications such as customer or commercial inquiries or complaints, job inquiries, surveys and business solicitations or advertisements or patently offensive or otherwise inappropriate material will not be forwarded to the Board.

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

Pursuant to Rule 14a-8 of the SEC’s proxy rules, a shareholder intending to present a proposal to be included in the proxy statement for our 2012 Annual Meeting of Shareholders must deliver a proposal in writing to our principal executive offices no later than March 31, 2010(or a reasonable time before we begin to print and mail the proxy materials for the 2011 annual meeting, if we change the date of the 2012 annual meeting more than 30 days from the date of this year’s Annual Meeting).  Proposals should be addressed to:  Secretary, 21st Century Holding Company, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida  33311.  Proposals of shareholders must also comply with the SEC’s rules regarding the inclusion of shareholder proposals in proxy materials, and we may omit any proposal from our proxy materials that does not comply with the SEC’s rules.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting

Shareholder proposals intended to be presented at, but not included in the proxy materials for, our 2012 Annual Meeting of Shareholders, must be timely received by us in writing at our principal executive offices, addressed to the Secretary of the Company as indicated above.  Under the Company’s bylaws, to be timely, a shareholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 60 days, nor more than 90 days, prior to the meeting.  If we give less than 70 days’ notice or prior public disclosure of the meeting date, however, notice by a shareholder will be timely given if received by the Company not later than the close of business on the tenth day following either the date we publicly announce the date of our annual meeting or the date of mailing of the notice of the meeting, whichever occurs first.  A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting:

•	A brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

•	The name and record address of the shareholder proposing such business,

•	The class and number of shares beneficially owned by the shareholder, and

•	Any material interest of the shareholder in such business.

The SEC’s rules permit our management to vote proxies on a proposal presented by a shareholder as described above, in the discretion of the persons named as proxy, if:

•	We receive timely notice of the proposal and advise our shareholders in that year’s proxy materials of the nature of the matter and how management intends to vote on the matter; or

•	We do not receive timely notice of the proposal in compliance with our bylaws.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting.  If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies in their discretion as they may deem appropriate, unless they are directed by a proxy to do otherwise.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless those shareholders have notified us of their desire to receive multiple copies of the Proxy Statement.

Shareholders residing at the same address who currently receive only one copy of the Proxy Statement and who would like to receive an additional copy of the Proxy Statement for this Annual Meeting or in the future may contact our Chief Financial Officer by phone at (800) 293-2532 or by mail to the Chief Financial Officer, 3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida 33311.

By Order of the Board of Directors
REBECCA L. CAMPILLO, Secretary
Lauderdale Lakes, Florida
July 29, 2011